AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

This Amendment to Investment Advisory Agreement (this “Amendment”), effective as of January 1, 2024, is made by and between Matthews International Funds (the “Trust”) and Matthews International Capital Management, LLC (the “Advisor,” and, together with the Trust, the “Parties”).

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Investment Advisory Agreement, dated as of February 1, 2016, as amended from time to time, by and between the Trust and the Advisor (the “Agreement”).

WITNESSETH THAT:

WHEREAS, the Parties originally entered into the Agreement, wherein the Advisor agreed to provide certain services to the Trust; and

WHEREAS, the Parties wish to amend the Agreement for the following purpose: to reduce the A-2 Management Fee as specified on Appendix B for the Appendix A-2 Funds (as those series of the Trust are listed in Part II of Appendix A), and to remove the specified break point.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereto, intending to be legally bound, do hereby agree as follows:

A. Appendix B to the Agreement is hereby amended to replace the fee schedule for the A-2 Management Fee for the Appendix A-2 Funds, as attached hereto.

B. The Agreement will otherwise remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be signed by their duly authorized officers as of the date set forth below.

MATTHEWS INTERNATIONAL FUNDS		MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC

By:	/s/ John P. McGowan	By:	/s/ James Cooper Abbott
Name:	John P. McGowan	Name:	James Cooper Abbott
Title:	Vice President and Secretary	Title:	Chief Executive Officer
Date:	January 1, 2024	Date:	January 1, 2024

APPENDIX B

MATTHEWS INTERNATIONAL FUNDS

INVESTMENT MANAGEMENT FEE SCHEDULE

(effective January 1, 2024)

The A-2 Management Fee for the Appendix A-2 Funds is as follows:

Portfolio Value of Each Appendix A-2 Fund	Investment Management Fee as a Percent of Portfolio Value of Each Appendix A-2 Fund

All amounts	0.85% of average daily net assets

MATTHEWS INTERNATIONAL FUNDS		MATTHEWS INTERNATIONAL CAPITAL MANAGEMENT, LLC

By:	/s/ John P. McGowan	By:	/s/ James Cooper Abbott
Name:	John P. McGowan	Name:	James Cooper Abbott
Title:	Vice President and Secretary	Title:	Chief Executive Officer
Date:	January 1, 2024	Date:	January 1, 2024

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